                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the EndoSonics Corporation 1998 Employee Stock Purchase Plan and 1998 Stock Option Plan of our report dated February 13, 1998, with respect to the consolidated financial statements and schedule of EndoSonics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities Exchange Commission.


                                                               ERNST & YOUNG LLP

Sacramento, California
July 30, 1998